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                                                                       EXHIBIT 5



                               January 28, 2000



Legato Systems, Inc.
3210 Porter Drive
Palo Alto, CA 94304

        Re: Legato Systems, Inc. ("Company") Registration Statement for Offering of Shares of Common Stock

Ladies and Gentlemen:

      We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 5,257,626 shares of Common Stock available for issuance under the Company's 1995 Stock Option/Stock Issuance Plan and of 2,000,000 shares under the Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1995 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                            Very truly yours,


                            /s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P.